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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


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Date of Report (Date of earliest event reported): September 18, 2002



                               CuraGen Corporation
             (Exact name of registrant as specified in its charter)



    Delaware                         0-23223                   06-1331400
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(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)



                        555 Long Wharf Drive, 11th Floor
                          New Haven, Connecticut 06511
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (203) 401-3330


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Item 5. Other Events and Regulation FD Disclosure.

On September 18, 2002, the Registrant issued a press release announcing that scientists of the Registrant, in collaboration with Bayer AG's toxicologists, have developed an innovative technology capable of predicting a drug compound's potential for toxicity. The Predictive Toxicogenomics Screen(TM) evaluates drug compound toxicities using very small quantities of compounds that are available immediately after high-throughput drug screening and well in advance of the expensive drug scale-up required for mammalian safety experiments. Utilizing the Predictive Toxicogenomics Screen early in the drug development process, scientists are able to rank-order compounds by their predicted safety profiles. Registrant and Bayer scientists have completed evaluating more than 150 preclinical drug compounds with the Predictive Toxicogenomics Screen and have ranked these compounds according to their potential for toxicity. Based upon the success achieved through the initial application of this predictive technology, Registrant and Bayer scientists are now applying the technology to conduct drug toxicity evaluations on Bayer's small molecule research pipeline. The Registrant received a milestone payment of $2.9 million from Bayer for successfully developing this technology and industrializing it into a high-throughput format. A copy of the press release is attached to this Current Report on Form 8-K as
Exhibit 99.1.

Item 7.   Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number                      Description
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     99.1              Press release of Registrant dated September 18, 2002.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CURAGEN CORPORATION
                                     (Registrant)

Date: September 18, 2002             By:  /s/ David M. Wurzer
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                                          Name:   David M. Wurzer
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer




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